Exhibit 99.1

Columbia Sportswear Company Reports Record Third Quarter and First Nine Months 2019 Financial Results; Updates Full Year 2019 Financial Outlook

Third Quarter 2019 Highlights

•	Net sales increased 14 percent (15 percent constant-currency) compared to third quarter 2018, to a record $906.8 million.

•	Gross margin expanded 110 basis points to a record 49.3 percent of net sales, compared to third quarter 2018 gross margin of 48.2 percent of net sales.

•
Operating income increased 18 percent to a record $152.0 million and operating margin expanded 60 basis points to 16.8 percent of net sales, compared to third quarter 2018 operating income of $129.1 million, or 16.2 percent of net sales. Compared to non-GAAP third quarter 2018 operating income of $126.0 million, or 15.8 percent of net sales, operating income increased 21 percent and operating margin expanded 100 basis points.

•
Diluted earnings per share increased 23 percent to a record $1.75, compared to third quarter 2018 diluted earnings per share of $1.42. Compared to non-GAAP third quarter 2018 diluted earnings per share of $1.41, diluted earnings per share increased 24 percent.

Full Year 2019 Financial Outlook
(Financial outlook details can be found in the "Supplemental Financial Information" section and CFO Commentary document)

For full year 2019, management currently expects:

•
Net sales of $3.01 to $3.04 billion (prior $3.00 to $3.04 billion), representing net sales growth of 7.5 to 8.5 percent (prior 7.0 to 8.5 percent). The net sales outlook includes a foreign currency translation impact that is anticipated to reduce net sales growth by approximately 90 basis points.

•	Operating income of $392 to $401 million (prior $388 to $396 million), representing operating margin of 13.0 to 13.2 percent (prior 12.9 to 13.0 percent).

•	Diluted earnings per share of $4.70 to $4.80 (prior $4.65 to $4.75).

Throughout this press release, amounts stated to be non-GAAP exclude items described in the "Non-GAAP Financial Measures" section below. Additionally, constant-currency net sales, a non-GAAP financial measure, is referenced throughout this press release. Please see the "Supplemental Financial Information" section and financial tables included below for a more detailed description of this and other non-GAAP financial measures.

PORTLAND, Ore. - October 30, 2019 - Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in active outdoor apparel, footwear, accessories and equipment, today announced third quarter 2019 financial results for the period ended September 30, 2019.

President and Chief Executive Officer Tim Boyle commented, "Record third quarter results exceeded our expectations, with broad based growth across our geographic segments, channels and product categories. During the quarter, we were able to ship a greater portion of our Fall 2019 order book compared to the Fall 2018 season as retailers restocked depleted inventory positions after harsh winter weather and exceptional sell-through in North America last year. Higher advance orders and earlier shipments contributed to 14 percent growth for the Columbia brand and 27 percent growth for the SOREL brand in the quarter. SOREL's impressive growth was led by strong demand for fall fashion styles, further validating the brand's success as a year-round fashion footwear brand. Our net sales growth momentum combined with Project CONNECT margin benefits drove earnings per share growth in excess of 20 percent with continued investment in our strategic priorities.”

"As we enter our peak selling season, I’m confident that our powerful brand portfolio, globally diversified business model and the dedication and focus of our talented global team position us to deliver another year of record sales and profit.”
“Our profitable growth trajectory and fortress balance sheet provide a foundation of strength and confidence from which we will continue investing in our strategic priorities to:

•	drive brand awareness and sales growth through increased, focused demand creation investments;

•	enhance consumer experience and digital capabilities in all our channels and geographies;

•	expand and improve global direct-to-consumer operations with supporting processes and systems; and

•	invest in our people and optimize our organization across our portfolio of brands."

"We are making these investments to build on our strengths as a brand-led, consumer-focused organization and to enable sustainable long-term profitable growth."

CFO's Commentary Available Online

For a detailed review of the Company's third quarter and first nine months 2019 financial results and full year 2019 financial outlook, please refer to the CFO Commentary exhibit furnished to the Securities and Exchange Commission (the "SEC") on Form 8‑K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Non-GAAP Financial Measures

Throughout this press release, non-GAAP amounts in third quarter 2018 exclude a $4.3 million benefit in connection with an insurance claim ($3.3 million net of tax), $1.5 million in incremental income tax expense related to the Tax Cuts and Jobs Act (“TCJA”) and $1.2 million in Project CONNECT expenses and discrete costs ($0.9 million net of tax). References to non-GAAP financial measures in first nine months 2018 exclude $14.1 million in Project CONNECT program expenses and discrete costs ($10.7 million net of tax), a $4.3 million benefit in connection with an insurance claim ($3.3 million net of tax), and $2.7 million in incremental provisional income tax expense related to the TCJA. These excluded items were not applicable to third quarter and first nine months 2019 results.

Third Quarter 2019 Financial Results
(All comparisons are between third quarter 2019 and third quarter 2018, unless otherwise noted.)

Net sales increased 14 percent (15 percent constant-currency) to $906.8 million, from $795.8 million for the comparable period in 2018.

Gross margin expanded 110 basis points to 49.3 percent of net sales from 48.2 percent for the comparable period in 2018.

SG&A expenses increased 15 percent to $299.2 million, or 33.0 percent of net sales, from $259.3 million, or 32.6 percent of net sales, for the comparable period in 2018. SG&A expenses increased 14 percent from non-GAAP SG&A expenses of $262.4 million, or 33.0 percent of net sales, for the comparable period in 2018.

Operating income increased 18 percent to $152.0 million, or 16.8 percent of net sales, from $129.1 million, or 16.2 percent of net sales, for the comparable period in 2018. Operating income increased 21 percent from non-GAAP operating income of $126.0 million, or 15.8 percent of sales, for the comparable period in 2018.

Net income increased 19 percent to $119.3 million, or $1.75 per diluted share, from $100.2 million, or $1.42 per diluted share, for the comparable period in 2018. Net income increased 20 percent from non-GAAP net income of $99.3 million, or $1.41 per diluted share for the comparable period in 2018. Third quarter 2019 net income also includes the benefit of full ownership of our China business, which became a wholly-owned subsidiary effective January 2019. In third quarter 2018, the non-controlling interest share of net income was $2.2 million, or $0.03 per diluted share.

First Nine Months 2019 Financial Results
(All comparisons are between first nine months 2019 and first nine months 2018, unless otherwise noted).

Net sales increased 11 percent (12 percent constant-currency) to $2,087.6 million, compared to $1,884.7 million for the comparable period in 2018.

Gross margin expanded 130 basis points to 49.7 percent of net sales, from 48.4 percent for the comparable period in 2018.

SG&A expenses increased 9 percent to $791.8 million, or 37.9 percent of net sales, from $724.8 million, or 38.5 percent of net sales, for the comparable period in 2018. SG&A expenses increased 11 percent from non-GAAP SG&A expenses of $715.1 million, or 37.9 percent of net sales, for the comparable period in 2018.

Operating income increased 29 percent to $256.3 million, or 12.3 percent of net sales, compared to operating income of $198.2 million, or 10.5 percent of net sales, for the comparable period in 2018. Operating income increased 23 percent from non-GAAP operating income of $208.0 million, or 11.0 percent of net sales, for the comparable period in 2018.

Net income increased 40 percent to $216.5 million, or $3.15 per diluted share, compared to $155.0 million, or $2.19 per diluted share, for the comparable period in 2018. Net income increased 31 percent from non-GAAP net income of $165.1 million, or $2.34 per diluted share for the comparable period in 2018. First nine months 2019 net income includes the benefit of full ownership of our China business. In the first nine months of 2018, the non-controlling interest share of net income was $6.6 million, or $0.09 per diluted share.

Balance Sheet as of September 30, 2019

Cash, cash equivalents and short-term investments totaled $240.8 million, compared to $451.5 million at September 30, 2018.
Inventories increased 16 percent to $717.4 million, compared to $617.2 million at September 30, 2018.

Share Repurchases for the Nine Months Ended September 30, 2019

The Company repurchased 1,191,684 shares of common stock for an aggregate of $116.2 million, or an average price per share of $97.50.

Regular Quarterly Cash Dividend

At its regular board meeting on October 25, 2019, the board of directors declared a regular quarterly cash dividend of $0.24 per share, payable on December 5, 2019 to shareholders of record on November 21, 2019.

Conference Call

The Company will hold its third quarter 2019 conference call at 5:00 p.m. ET today. Dial (877) 407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

Fourth Quarter 2019 Reporting Date

Columbia Sportswear Company plans to report fourth quarter and full year 2019 financial results on Thursday, February 6, 2020 at approximately 4:00 p.m.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP measures useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

Additionally, this document includes references to various other non-GAAP financial measures related to 2018 that may exclude program expenses, discrete costs and associated tax effects related to Project CONNECT, TCJA-related income tax expense, and a recovery in connection with an insurance claim and related tax effects. The related tax effects of program expenses and discrete costs related to Project CONNECT and the insurance claim recovery benefit were calculated using the respective statutory tax rates for applicable jurisdictions. Management believes that these non-GAAP financial measures enable useful and meaningful comparisons of our operating performance from period to period because they exclude the effects of the aforementioned items above that may not be indicative of our core operating results.

These non-GAAP financial measures, including constant-currency net sales, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our strategic priorities, anticipated results, net sales and net sales growth, operating income, and diluted earnings per share. Forward-looking statements often use words such as "will", "anticipate", "estimate", "expect", "should", "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally, the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, unanticipated impacts resulting from additional guidance about and/or the application of the TCJA, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions and changes in global regulation and economic and political conditions; volatility in global production and transportation costs and capacity; our ability to effectively manage our inventory; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company
Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company's brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns
Director of Investor Relations
Columbia Sportswear Company
(503) 985-4112
aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$239,311	$182,175
Restricted cash	—	13,970
Short-term investments	1,477	269,313
Accounts receivable, net	646,414	552,442
Inventories	717,396	617,194
Prepaid expenses and other current assets	94,253	77,763
Total current assets	1,698,851	1,712,857
Property, plant, and equipment, net	349,302	284,744
Operating lease right-of-use assets	389,558	—
Intangible assets, net	124,340	127,320
Goodwill	68,594	68,594
Deferred income taxes	80,193	68,913
Other non-current assets	40,242	36,911
Total assets	$2,751,080	$2,299,339
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$—	$8,311
Accounts payable	201,806	237,344
Accrued liabilities	279,932	255,682
Operating lease liabilities	62,756	—
Income taxes payable	13,653	8,247
Total current liabilities	558,147	509,584
Non-current operating lease liabilities	366,515	—
Income taxes payable	48,619	62,090
Deferred income taxes	7,711	13
Other long-term liabilities	22,982	46,056
Total liabilities	1,003,974	617,743
Equity:
Columbia Sportswear Company shareholders' equity	1,747,106	1,665,365
Non-controlling interest	—	16,231
Total equity	1,747,106	1,681,596
Total liabilities and equity	$2,751,080	$2,299,339

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$906,793	$795,801	$2,087,611	$1,884,728
Cost of sales	460,098	412,098	1,050,596	972,966
Gross profit	446,695	383,703	1,037,015	911,762
	49.3%	48.2%	49.7%	48.4%

Selling, general and administrative expenses	299,249	259,267	791,767	724,827
Net licensing income	4,569	4,708	11,090	11,279
Income from operations	152,015	129,144	256,338	198,214
Interest income, net	1,399	2,524	7,370	7,748
Other non-operating income (expense), net	(563)	736	915	372
Income before income tax	152,851	132,404	264,623	206,334
Income tax expense	(33,593)	(30,029)	(48,159)	(44,735)
Net income	119,258	102,375	216,464	161,599
Net income attributable to non-controlling interest	—	2,223	—	6,603
Net income attributable to Columbia Sportswear Company	$119,258	$100,152	$216,464	$154,996

Earnings per share attributable to Columbia Sportswear Company:
Basic	$1.76	$1.44	$3.19	$2.22
Diluted	$1.75	$1.42	$3.15	$2.19
Weighted average shares outstanding:
Basic	67,593	69,589	67,935	69,895
Diluted	68,180	70,357	68,620	70,685

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$216,464	$161,599
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, amortization and non-cash lease expense	88,775	43,544
Loss on disposal or impairment of property, plant, and equipment	4,866	1,979
Deferred income taxes	(3,157)	2,103
Stock-based compensation	13,159	10,247
Changes in operating assets and liabilities:
Accounts receivable	(199,416)	(125,433)
Inventories	(198,999)	(188,544)
Prepaid expenses and other current assets	(12,596)	(7,968)
Other assets	(3,981)	(9,782)
Accounts payable	(65,191)	(14,263)
Accrued liabilities	6,497	38,193
Income taxes payable	(11,286)	(7,200)
Operating lease assets and liabilities	(39,010)	—
Other liabilities	5,716	(2,541)
Net cash used in operating activities	(198,159)	(98,066)
Cash flows from investing activities:
Purchases of short-term investments	(181,257)	(426,278)
Sales and maturities of short-term investments	445,501	252,727
Capital expenditures	(104,527)	(45,189)
Proceeds from sale of property, plant, and equipment	—	18
Net cash provided by (used in) investing activities	159,717	(218,722)
Cash flows from financing activities:
Proceeds from credit facilities	74,053	36,051
Repayments on credit facilities	(74,053)	(27,740)
Proceeds from issuance of common stock related to stock-based compensation	17,687	16,508
Tax payments related to stock-based compensation	(5,739)	(4,221)
Repurchase of common stock	(116,239)	(107,222)
Purchase of non-controlling interest	(17,880)	—
Cash dividends paid	(48,917)	(46,160)
Cash dividends paid to non-controlling interest	—	(19,949)
Net cash used in financing activities	(171,088)	(152,733)
Net effect of exchange rate changes on cash	(2,954)	(7,500)
Net decrease in cash, cash equivalents and restricted cash	(212,484)	(477,021)
Cash, cash equivalents and restricted cash, beginning of period	451,795	673,166
Cash, cash equivalents and restricted cash, end of period	$239,311	$196,145
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$11,638	$7,380

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2018
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs (1)	Adjust for Effects of the TCJA (2)	Adjust for Effects of Insurance Recovery (3)	Non-GAAP Measures
Selling, general and administrative expenses	$259,267	$(1,190)	$—	$4,317	$262,394
Income from operations	129,144	1,190	—	(4,317)	126,017
Income before income tax	132,404	1,190	—	(4,317)	129,277
Income tax benefit (expense)	(30,029)	(283)	1,493	1,027	(27,792)
Net income	102,375	907	1,493	(3,290)	101,485
Net income attributable to Columbia Sportswear Company	100,152	907	1,493	(3,290)	99,262
Earnings per share attributable to Columbia Sportswear Company:
Basic	$1.44				$1.43
Diluted	$1.42				$1.41

	Nine Months Ended September 30, 2018
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs (1)	Adjust for Effects of the TCJA (2)	Adjust for Effects of Insurance Recovery (3)	Non-GAAP Measures
Selling, general and administrative expenses	$724,827	$(14,068)	$—	$4,317	$715,076
Income from operations	198,214	14,068	—	(4,317)	207,965
Income before income tax	206,334	14,068	—	(4,317)	216,085
Income tax benefit (expense)	(44,735)	(3,348)	2,672	1,027	(44,384)
Net income	161,599	10,720	2,672	(3,290)	171,701
Net income attributable to Columbia Sportswear Company	154,996	10,720	2,672	(3,290)	165,098
Earnings per share attributable to Columbia Sportswear Company:
Basic	$2.22				$2.36
Diluted	$2.19				$2.34
(1) Amounts reflect professional fees, severance and other program expenses related to Project CONNECT in 2018 that the Company believes are incremental to the Company's ongoing operations. The related tax effects of these charges were calculated using the respective statutory tax rates for applicable jurisdictions.
(2) Amounts reflect an incremental provisional TCJA-related tax expense, primarily driven by refinement in the calculation of withholding taxes on our deferred tax liabilities, which drove further refinement of the Company's provisional estimates that were recorded in fourth quarter 2017.
(3) Amounts reflect a benefit from a recovery in connection with an insurance claim received in the third quarter of 2018 that the Company believes is incremental to the Company's ongoing operations.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Net Sales Growth - Constant-currency Basis
(In millions, except percentage changes)
(Unaudited)

	Three Months Ended September 30,
		Adjust for	Constant-			Constant-
	Reported	Foreign	currency	Reported	Reported	currency
	Net Sales	Currency	Net Sales	Net Sales	Net Sales	Net Sales
	2019	Translation	2019(1)	2018	% Change	% Change(1)
Geographical Net Sales:
United States	$581.3	$—	$581.3	$496.2	17%	17%
LAAP	123.2	1.7	124.9	118.4	4%	5%
EMEA	104.4	4.1	108.5	100.3	4%	8%
Canada	97.9	0.9	98.8	80.9	21%	22%
Total	$906.8	$6.7	$913.5	$795.8	14%	15%

Brand Net Sales:
Columbia	$729.5	$5.6	$735.1	$640.9	14%	15%
SOREL	116.1	1.1	117.2	91.2	27%	29%
prAna	38.5	0.1	38.6	39.9	(4)%	(3)%
Mountain Hardwear	22.7	(0.1)	22.6	23.0	(1)%	(2)%
Other	—	—	—	0.8	(100)%	(100)%
Total	$906.8	$6.7	$913.5	$795.8	14%	15%

Product Category Net Sales:
Apparel, Accessories and Equipment	$684.7	$4.5	$689.2	$617.6	11%	12%
Footwear	222.1	2.2	224.3	178.2	25%	26%
Total	$906.8	$6.7	$913.5	$795.8	14%	15%

Channel Net Sales:
Wholesale	$652.6	$5.3	$657.9	$549.8	19%	20%
DTC	254.2	1.4	255.6	246.0	3%	4%
Total	$906.8	$6.7	$913.5	$795.8	14%	15%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the U.S. dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Net Sales Growth - Constant-currency Basis
(In millions, except percentage changes)
(Unaudited)

	Nine Months Ended September 30,
		Adjust for	Constant-			Constant-
	Reported	Foreign	currency	Reported	Reported	currency
	Net Sales	Currency	Net Sales	Net Sales	Net Sales	Net Sales
	2019	Translation	2019(1)	2018	% Change	% Change(1)
Geographical Net Sales:
United States	$1,309.0	$—	$1,309.0	$1,139.2	15%	15%
LAAP	357.7	9.9	367.6	350.8	2%	5%
EMEA	267.3	10.8	278.1	257.1	4%	8%
Canada	153.6	4.0	157.6	137.6	12%	15%
Total	$2,087.6	$24.7	$2,112.3	$1,884.7	11%	12%

Brand Net Sales:
Columbia	$1,736.6	$22.4	$1,759.0	$1,564.5	11%	12%
SOREL	170.7	1.7	172.4	133.4	28%	29%
prAna	118.4	0.1	118.5	120.3	(2)%	(1)%
Mountain Hardwear	61.9	0.5	62.4	63.4	(2)%	(2)%
Other	—	—	—	3.1	(100)%	(100)%
Total	$2,087.6	$24.7	$2,112.3	$1,884.7	11%	12%

Product Category Net Sales:
Apparel, Accessories and Equipment	$1,642.9	$17.4	$1,660.3	$1,502.2	9%	11%
Footwear	444.7	7.3	452.0	382.5	16%	18%
Total	$2,087.6	$24.7	$2,112.3	$1,884.7	11%	12%

Channel Net Sales:
Wholesale	$1,312.0	$16.4	$1,328.4	$1,161.4	13%	14%
DTC	775.6	8.3	783.9	723.3	7%	8%
Total	$2,087.6	$24.7	$2,112.3	$1,884.7	11%	12%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the U.S. dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Reconciliation of GAAP to Non-GAAP Updated Full Year 2019 Financial Outlook
(Unaudited)
All projections related to anticipated future results are forward-looking in nature and are subject to risks and uncertainties which may cause actual results to differ, perhaps materially. For more information on these risks and uncertainties please refer to the "Forward Looking Statements" section.

	Twelve Months Ended December 31, 2018					2019 Financial Outlook
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs(1)	Adjust for Effects of the TCJA (2)	Adjust for Effects of Insurance Recovery (3)	Non-GAAP Measures		Commentary compared to:
(In thousands, except per share amounts)						2019 Financial Outlook	2018	2018 non-GAAP
Net sales	$2,802,326	$—	$—	$—	$—	$3.01 to $3.04 billion	7.5% to 8.5% growth
Gross profit	1,386,348	—	—	—	—	gross margin of approximately 50.1%	approximately 60 bps expansion
Selling, general and administrative expenses	1,051,152	(15,766)	—	4,317	1,039,703	37.4% to 37.6% percent of net sales	10 bps leverage to 10 bps deleverage	30 bps to 50 bps deleverage
Income from operations	350,982	15,766	—	(4,317)	362,431	$392 to $401 million
Operating Margin						13.0% to 13.2%	50 bps to 70 bps expansion	10 bps to 30 bps expansion
Income tax expense	(85,769)	(3,752)	5,064	1,027	(83,430)	approximately 20%
Net income attributable to non-controlling interest	6,692	—	—	—	—	$0
Net income attributable to Columbia Sportswear Company	$268,256	$12,014	$5,064	$(3,290)	$282,044	$322 to $329 million
Earnings per share attributable to Columbia Sportswear Company:
Diluted	$3.81				$4.01	$4.70 to $4.80
(1) Amounts reflect professional fees, severance and other program expenses related to Project CONNECT that the Company believes are incremental to its ongoing operations. The related tax effects of these charges were calculated using the respective statutory tax rates for applicable jurisdictions.
(2) In 2018, the Company incurred $5.1 million in incremental income tax expense related to the TCJA.
(3) Amounts reflect a benefit from a recovery in connection with an insurance claim received in third quarter 2018 that the Company believes is incremental to the Company's ongoing operations.